EXHIBIT 10.1



February 19, 2003



Mr. Kevin Bermeister
President
Brilliant Digital Entertainment
6355 Topanga Canyon Blvd., Suite 120
Woodland Hills, CA 91367

RE:      ENGAGEMENT LETTER

Dear Kevin:

The purpose of this letter agreement is to set forth the terms and conditions of the retention of Scheinrock Advisory Group (SAG) by Brilliant Digital Entertainment (the Company). This agreement will supercede, in all aspects, the agreement dated December 20, 2002 between SAG and the Company. SAG appreciates this opportunity to render services to the Company and requests that, as confirmation of the Company's approval and acceptance of the terms and conditions set forth herein, the Company sign and return the enclosed copy of this letter agreement.

1. SAG will render advisory services to the Company in connection with new business development and negotiating strategic partner and investor agreements. Services rendered by SAG on behalf of the Company will be performed in such a manner, at such times, and at such places as determined by SAG to be necessary or appropriate thereto. SAG will provide a maximum of two (2) days of services per month, additional services, if requested, will be at a daily rate of two thousand five hundred dollars ($2,500) per day. The Company acknowledges that SAG will be rendering services to multiple clients at any one time and that SAG's services will not be exclusive as to the Company. The initial term of this Agreement shall three (3) months, and shall commence February 21, 2003. After the initial term, this agreement will renew on a month-to-month basis at a fee structure to be determined at that time and can be cancelled by either party pursuant to paragraph 9.

2. In connection with SAG's activities on the Company's behalf, the Company will cooperate with SAG and will furnish SAG with relevant information and data concerning the Company and other parties (the "Information") that is necessary to effectuate the requirements of this agreement and will provide SAG with reasonable access to the Company's personnel and professional advisers. The Company represents that, to the best of its knowledge, all Information made available to SAG will be complete and correct in all material respects. The Company understands that, in rendering its services hereunder, SAG will be relying on the Information without independent verification thereof by
         SAG.   SAG  does  not  assume


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         responsibility  for the accuracy or  completeness of the Information or any other information regarding the Company that is supplied to SAG by the Company.

3. In consideration for SAG's services hereunder, the Company agrees to pay SAG a monthly retainer fee (the "Retainer Fee") in the sum of Six Thousand Dollars ($6,000.00) per month on the 21st day of each month commencing February 21, 2003. With respect to any revenue generating activity, in connection with which SAG has provided services to the Company hereunder, the Company shall pay or cause to be paid to SAG a commission equal to 15% of Net Receipts (the "Commission"). For the purposes of this Agreement, "Net Receipts" means the fair market value of all consideration (whether in the form of cash, advances, securities, benefits, lines of credit, debt, other property or otherwise) actually received by the Company and its subsidiaries or equity holders, and not refundable pursuant to any written agreement with a third party, at any time from and after the date hereof (including after expiration of the term) to the extent received pursuant to a written or oral agreement entered into during the Term, with any deferred or contingent consideration calculated and paid when received by the Company or such other parties.

4. In addition to the consideration provided above, SAG shall receive from the Company warrants (the "Warrants") to purchase an aggregate total of three hundred fifty thousand (350,000.00) shares of the capital stock (the "Stock") of the Company at an exercise price per share as of the close of business February 18th, 2003. The warrants shall be exercisable by SAG for a period of five (5) years from and after the date of execution of this agreement and shall vest upon execution of the Agreement.

5. If and to the extent that the total number of issued and outstanding shares of Stock shall be increased or reduced by a change in par value, split, reverse split, re-classification, distribution of a dividend payable in stock, or the like, the number of warrants and/or Stock subject to this Agreement and the purchase price therefore shall be proportionately adjusted.

6. In addition to the compensation described in paragraph 3 above, the Company agrees promptly to reimburse SAG, upon request from time to time, for all direct and verifiable out-of-pocket expenses incurred by SAG in connection with this agreement and the matters contemplated hereby (including, but not limited to, duplicating charges, postage and delivery costs, telecopying and long-distance telephone charges, computer charges, and all approved travel, lodging, and meal expenses). It is agreed that any single expense item over $300 must be pre-approved by the Company. Without limiting the generality of the foregoing, the Company specifically agrees that SAG may retain counsel, and other consultants or advisors, to assist it in connection herewith, and that the Company will reimburse SAG hereunder for the reasonable fees and disbursements of such counsel, consultants, and advisors provided that prior approval has been obtained in writing from the Company.

7. The Company agrees to indemnify and hold harmless SAG, the members and managers of SAG, and their agents, attorneys, employees, and affiliates from and against all claims, actions, or demands that arise out of this letter agreement and the services provided hereunder or in connection herewith and any expenses (including reasonable attorneys' fees), liabilities, losses, or


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         damages  resulting from such claims,  actions,  and demands,  including without limitation amounts paid in settlement or compromise thereof; provided, however, that this indemnity will not extend to conduct of such an indemnified party which is finally determined by a judgment of a court of competent jurisdiction not to have been undertaken in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

8. The obligations of SAG and the Company are solely entity-level obligations, and no officer, director, manager, employee, agent, shareholder, member, or controlling person will be subjected to any personal liability whatsoever to any person or entity, nor will any such claim be asserted by or on behalf of any other party to this letter agreement or any person or entity relying on the services provided hereunder.

9. Either party hereto may terminate this letter agreement at any time upon thirty (30) days written notice, without liability or continuing obligation, except as set forth in the following sentence. Neither termination of this letter agreement nor completion of the assignment contemplated hereby will affect: (i) any compensation or fee earned by SAG up to the date of termination or completion, as the case may be,
         (ii) the reimbursement of expenses incurred by SAG up to the date of termination or completion, as the case may be, or (iii) the provisions of paragraphs 3 through 13, inclusive, of this letter agreement, all of which will remain operative and in full force and effect.

10. Any advice rendered by SAG pursuant to this letter agreement may not be disclosed publicly without SAG's prior written consent. SAG agrees to sign the Company's standard Confidentiality and Non Disclosure Agreement.

11. The validity and interpretation of this letter agreement will be governed by the laws of the State of California applicable to agreements made and to be fully performed therein.

12. SAG is and shall be deemed to be an independent contractor of the Company and nothing contained herein shall be deemed to constitute a partnership or joint venture by the parties hereto, or constitute either party the employee or agent of the other.

13. This agreement may not be assigned by either party without the other party's prior written consent. Nothing in this letter agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto and their respective successors and permitted assigns and, to the extent expressly set forth herein, the indemnified parties and their successors and permitted assigns, any rights or remedies under or by reason of this letter agreement or as a result of the services to be rendered by SAG hereunder. The obligations and liabilities assumed in this letter agreement by the parties hereto will be binding upon their respective successors and permitted assigns.

14. This agreement incorporates the entire understanding of the parties and supersedes all previous agreements or understandings, whether written or oral, and may be modified or amended only by an express writing executed by all parties hereto.


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15.  The  invalidity  or  unenforceability  of  any  provision  of  this  letter agreement will not affect the validity or enforceability of any other provision of this letter agreement, which will remain in full force and effect pursuant to the terms hereof.

16. For the convenience of the parties hereto, any number of counterparts of this letter agreement may be executed by the parties hereto. Each such counterpart will be, and will be deemed to be, an original instrument, but all such counterparts taken together will constitute one and the same letter agreement.

SAG trusts that the foregoing terms and conditions are agreeable to the Company and requests that the Company sign the enclosed copy of this letter agreement and return it to SAG.

Sincerely,

SCHEINROCK ADVISORY GROUP



By:      /S/ JEFF SCHEINROCK
         --------------------------
         Jeff Scheinrock, CEO

The foregoing has been approved and accepted, and the undersigned agrees to retain Scheinrock Advisory Group upon the foregoing terms and conditions.

Dated:   _____________________

Brilliant Digital Entertainment



By:      /S/ KEVIN BERMEISTER
         --------------------------
         Kevin Bermeister


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